Exhibit 99.1

PROG Holdings Reports Fourth Quarter 2021 Results
•Progressive Leasing Q4 GMV of $635 million, up 18.3%
•E-commerce grew 45% to 18.2% of Progressive Leasing Q4 GMV
•Q4 consolidated revenues of $647 million, up 6.8%
•Q4 consolidated earnings before taxes of $52.9 million; Adjusted EBITDA of $72.1 million or 11.2% of revenues
•Diluted EPS of $0.59; Non-GAAP Diluted EPS of $0.67 for Q4
•Returned $439 million of capital to shareholders in Q4 through the repurchase of 13.7% of outstanding shares

SALT LAKE CITY, February 23, 2022 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, and Four Technologies, today announced financial results for the fourth quarter ended December 31, 2021.
"We closed out 2021 with a strong fourth quarter of GMV performance driven by continued growth in our e-commerce channel and with our larger retail partners," said Steve Michaels, President and Chief Executive Officer of PROG Holdings. "In addition, the significant steps we took in the quarter to recapitalize our balance sheet through the issuance of $600 million in senior unsecured notes and the repurchase of $425 million of our stock in a successful modified Dutch auction tender offer are expected to benefit our earnings per share and decrease our cost of capital while maintaining our flexibility to execute on our capital allocation priorities."
"I am excited about 2022 as we continue our investments in existing and new partnerships and products that we expect to drive future growth,” Michaels continued. "We believe we are well positioned to capture an even greater portion of our large addressable market while maintaining strong profitability and generating significant free cash flow."
Consolidated Results
Consolidated revenues for the fourth quarter of 2021 were $646.5 million, an increase of 6.8% from the same period in 2020, primarily due to growth from key large national partners and continued e-commerce penetration.

Adjusted EBITDA for the fourth quarter of 2021 was $72.1 million compared with $94.6 million for the same period in 2020. As a percentage of revenues, adjusted EBITDA was 11.2% in the fourth quarter of 2021, compared with 15.6% for the same period in 2020. The Company reported consolidated net earnings from continuing operations for the fourth quarter of 2021 of $37.8 million compared with $42.3 million in the prior year period.
The year-over-year declines in adjusted EBITDA and net earnings from continuing operations in the fourth quarter were primarily driven by Progressive Leasing's delinquencies and write-offs approaching a more normalized level as compared to the extraordinarily low delinquency and write-off levels in the prior year quarter, which the Company believes were supported by government stimulus. These declines were also due to an increase in SG&A investments compared to the pandemic-related reductions of 2020.
Diluted earnings per share from continuing operations for the fourth quarter of 2021 were $0.59 compared with $0.62 in the year ago period. On a non-GAAP basis, diluted earnings per share from continuing operations were $0.67 in the fourth quarter of 2021 compared with $0.95 for the same quarter in 2020.
Progressive Leasing Results
Progressive Leasing's fourth quarter GMV increased 18.3% to $635 million compared with the same period in 2020. Its e-commerce GMV increased 45.0% year-over-year in the quarter and 150.5% annually, and accounted for 15.2% of its annual GMV. Progressive Leasing's gross leased asset portfolio ended the quarter 15.5% higher than the same period of 2020 due to GMV growth and lower 90-day buyout levels.
The provision for lease merchandise write-offs was 6.8% of lease revenues in the fourth quarter of 2021. While this level is elevated from the stimulus-driven record lows of the prior year, write-offs are in line with the Company's pre-pandemic levels.

Liquidity and Capital Allocation
PROG Holdings ended the fourth quarter of 2021 with cash of $170 million and gross debt of $600 million. The Company repurchased $439 million of its stock in the quarter at an average price per share of $48.86, inclusive of the $425 million of shares repurchased at $49.00 per share through its tender offer. Since the end of 2021, the Company has repurchased an additional $52 million of stock at an average price of $40.65 per share. The Company has approximately $509 million remaining under its previously announced $1 billion share repurchase program.
2022 Outlook
The Company is issuing its full year 2022 consolidated outlook for revenues, net earnings, adjusted EBITDA, GAAP diluted EPS, and Non-GAAP diluted EPS. On a consolidated basis, the Company expects 4-8% annual revenue growth and a return to adjusted EBITDA margins in the 11-13% range while investing in new products, talent, and technologies that will provide meaningful future contributions. This outlook anticipates GMV improving throughout the year after a slow start due to macroeconomic conditions, no further deterioration of those conditions, and no impact of any share repurchases beyond what the Company has completed to date.

	Full Year 2022 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$2,790,000	$2,900,000
Revenue growth rate versus 2021	4.2%	8.3%
PROG Holdings - Net Earnings	165,000	189,000
Net Earnings as a % of 2022 revenue outlook	5.9%	6.5%
PROG Holdings - Adjusted EBITDA	320,000	350,000
Adjusted EBITDA as a % of 2022 revenue outlook	11.5%	12.1%
PROG Holdings - Diluted EPS	2.90	3.35
Diluted EPS decline versus 2021	(21.0)%	(8.7)%
PROG Holdings - Diluted Non-GAAP EPS	3.25	3.70
Diluted Non-GAAP EPS decline versus 2021	(17.5)%	(6.1)%

Progressive Leasing - Total Revenues	2,730,000	2,830,000
Progressive Leasing - Earnings Before Taxes	245,000	263,000
Progressive Leasing - Adjusted EBITDA	330,000	350,000

Vive - Total Revenues	60,000	70,000
Vive - Earnings Before Taxes	9,000	13,000
Vive - Adjusted EBITDA	10,000	15,000

Other - Loss Before Taxes	(29,000)	(21,000)
Other - Adjusted EBITDA	(20,000)	(15,000)
Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, February 23, 2022, at 8:30 A.M. ET to discuss its financial results for the fourth quarter and full-year 2021. To access the live webcast, visit the company’s investor relations website, https://investor.progholdings.com. To join the conference call via telephone, dial 877-270-2148 and request to join the PROG Holdings, Inc. call. International participants without internet access can join the conference call by dialing 412-902-6510 and requesting to join the PROG Holdings, Inc. call.

About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, and Four Technologies, provider of Buy Now, Pay Later payment options through its platform, Four. More information on PROG Holdings' companies can be found at https://www.progholdings.com.
Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as , “expected”, “believe”, “expect”, "outlook", “expectation” and similar forward-looking terminology. These risks and uncertainties include factors such as (i) the impact of the COVID-19 pandemic, including new variants or additional waves of COVID-19 infections, on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s POS partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s point-of-sale partners being able to obtain the merchandise its customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity; (ii) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (iii) increased focus by federal and state regulators on businesses that serve subprime consumers, such as our Progressive Leasing, Vive Financial and Four Technologies businesses, and other types of legal and regulatory proceedings and investigations, including those related to consumer protection, customer privacy, third party and employee fraud and information security; (iv) the potential unfavorable effects on our business of the rapid increase in the rate of inflation being experienced in the economy including on customer demand for the merchandise that our point of sale (“POS”) partners sell, and on our customers’ ability to make the lease and loan payments they owe us; (v) a large percentage of the Company’s revenues being concentrated with several of Progressive Leasing’s key POS partners; (vi) the risks that Progressive Leasing will be unable to attract new POS partners or retain and grow its business with its existing POS partners; (vii) the risk that our capital allocation strategy, including our current share repurchase program, will not be effective at enhancing shareholder value; (viii) Vive’s business model differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive business, including Vive’s reliance on two bank partners to issue its credit products and Vive’s exposure to the unique regulatory risks associated with the lending-related laws and regulations that apply to its business; (ix) adverse consequences to Progressive Leasing, including additional monetary penalties and/or injunctive relief, if it fails to comply with the terms of its 2020 settlement with the FTC, as well as the possibility of other regulatory authorities and third parties bringing legal actions against Progressive Leasing based on the same allegations that led to the FTC settlement; (x) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (xi) our increased level of indebtedness; (xii) our ability to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or “hacking”, or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; (xiii) the effects of any increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our recent acquisition of Four Technologies; (xiv) Four Technology’s business model differing significantly from Progressive Leasing's and Vive’s, which creates specific and unique risks for the Four business, including Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to its business; and (xv) the other risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, to be filed with the SEC on February 23, 2022. Statements in this press release that are “forward-looking” include without limitation statements about (i) the benefits of the recapitalization of our balance sheet on our earnings per share and cost of capital; (ii) our capital allocation priorities; (iii) increasing our share of the addressable market for our products and services; (iv) our future profitability and free cash flow; (v) the benefits we expect from our investments in existing and new products and partnerships; and (vi) our outlook for 2022. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Investor Contact
John Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com

Media Contact
Mark Delcorps
Director, Corporate Communications
media@progleasing.com

PROG Holdings, Inc.
Consolidated Statements of Earnings (Loss)
(In thousands, except per share data)

	(Unaudited) Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Lease Revenues and Fees	$629,950	$594,017	$2,619,005	$2,443,405
Interest and Fees on Loans Receivable	16,593	11,635	58,915	41,190
Total	646,543	605,652	2,677,920	2,484,595

Costs and Expenses:
Depreciation of Lease Merchandise	439,438	401,037	1,820,010	1,690,922
Provision for Lease Merchandise Write-offs	42,912	26,889	126,984	131,332
Operating Expenses	107,405	95,690	397,399	373,460
Legal and Regulatory Insurance Recoveries	—	—	—	(835)
Separation Related Charges	—	15,510	—	17,953
Total	589,755	539,126	2,344,393	2,212,832
Operating Profit	56,788	66,526	333,527	271,763
Interest Expense	(3,931)	(187)	(5,323)	(187)
Earnings from Continuing Operations Before Income Tax	52,857	66,339	328,204	271,576
Income Tax Expense	15,038	24,034	84,647	37,949
Net Earnings from Continuing Operations	37,819	42,305	243,557	233,627
Loss from Discontinued Operations, Net of Income Tax	—	(1,487)	—	(295,092)
Net Earnings (Loss)	$37,819	$40,818	$243,557	$(61,465)

Basic Earnings (Loss) per Share:
Continuing Operations	$0.60	$0.62	$3.69	$3.47
Discontinued Operations	—	(0.02)	—	(4.39)
Total Basic Earnings (Loss) per Share	$0.60	$0.60	$3.69	$(0.91)
Diluted Earnings (Loss) per Share:
Continuing Operations	$0.59	$0.62	$3.67	$3.43
Discontinued Operations	—	(0.02)	—	(4.34)
Total Diluted Earnings (Loss) per Share	$0.59	$0.60	$3.67	$(0.90)

Weighted Average Shares Outstanding	63,319	67,719	66,026	67,261
Weighted Average Shares Outstanding Assuming Dilution	63,739	68,537	66,416	68,022

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,
	2021	2020
ASSETS:
Cash and Cash Equivalents	$170,159	$36,645
Accounts Receivable (net of allowances of $71,233 in 2021 and $56,364 in 2020)	66,270	61,254
Lease Merchandise (net of accumulated depreciation and allowances of $463,929 in 2021 and $409,307 in 2020)	714,055	610,263
Loans Receivable (net of allowances and unamortized fees of $53,300 in 2021 and $52,274 in 2020)	119,315	79,148
Property, Plant and Equipment, Net	25,648	26,705
Operating Lease Right-of-Use Assets	17,488	20,613
Goodwill	306,212	288,801
Other Intangibles, Net	137,305	154,421
Income Tax Receivable	14,352	—
Deferred Income Tax Assets	2,760	—
Prepaid Expenses and Other Assets	48,197	39,554
Total Assets	$1,621,761	$1,317,404
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$135,954	$78,249
Deferred Income Tax Liability	146,265	126,938
Customer Deposits and Advance Payments	45,070	46,565
Operating Lease Liabilities	25,410	29,516
Debt	589,654	50,000
Total Liabilities	942,353	331,268
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at December 31, 2021 and 2020; Shares Issued: 82,078,654 at December 31, 2021 and 90,752,123 at December 31, 2020	41,039	45,376
Additional Paid-in Capital	332,244	318,263
Retained Earnings	1,055,526	1,236,378
	1,428,809	1,600,017
Less: Treasury Shares at Cost
Common Stock: 25,638,057 Shares at December 31, 2021 and 23,029,434 at December 31, 2020	(749,401)	(613,881)
Total Shareholders’ Equity	679,408	986,136
Total Liabilities & Shareholders’ Equity	$1,621,761	$1,317,404

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
OPERATING ACTIVITIES:	2021	2020
Net Earnings (Loss)	$243,557	$(61,465)
Adjustments to Reconcile Net Earnings (Loss) to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	1,820,010	2,163,443
Other Depreciation and Amortization	33,258	93,814
Provisions for Accounts Receivable and Loan Losses	242,412	288,206
Stock-Based Compensation	21,349	41,218
Deferred Income Taxes	15,729	(141,407)
Impairment of Goodwill and Other Assets	—	470,681
Non-Cash Lease Expense	974	92,277
Other Changes, Net	(7,561)	9,172
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Additions to Lease Merchandise	(2,054,467)	(2,351,064)
Book Value of Lease Merchandise Sold or Disposed	130,665	317,763
Accounts Receivable	(229,703)	(250,159)
Prepaid Expenses and Other Assets	(7,879)	7,753
Income Tax Receivable and Payable	(29,753)	17,066
Operating Lease Right-of-Use Assets and Liabilities	(1,955)	(109,356)
Accounts Payable and Accrued Expenses	70,820	39,660
Accrued Regulatory Expense	—	(175,000)
Customer Deposits and Advance Payments	(1,495)	3,362
Cash Provided by Operating Activities	245,961	455,964
INVESTING ACTIVITIES:
Investments in Loans Receivable	(182,204)	(112,596)
Proceeds from Loans Receivable	132,281	69,358
Outflows on Purchases of Property, Plant and Equipment	(9,555)	(64,345)
Proceeds from Property, Plant, and Equipment	78	7,482
Outflows on Acquisitions of Businesses and Customer Agreements. Net of Cash Acquired	(22,766)	(14,793)
Proceeds from Dispositions of Businesses and Customer Agreements, Net of Cash Disposed	—	359
Cash Used in Investing Activities	(82,166)	(114,535)
FINANCING ACTIVITIES:
(Repayments) Borrowings on Revolving Facility, Net	(50,000)	50,000
Proceeds from Debt	591,750	5,625
Repayments on Debt	—	(347,646)
Acquisition of Treasury Stock	(142,358)	—
Tender Offer Stock Repurchased and Retired	(428,551)	—
Dividends Paid	—	(13,778)
Issuance of Stock Under Stock Option Plans	4,592	12,362
Shares Withheld for Tax Payments	(5,123)	(11,734)
Debt Issuance Costs	(591)	(3,233)
Transfer of Cash to The Aaron's Company	—	(54,150)
Cash Used in Financing Activities	(30,281)	(362,554)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	15
Increase (Decrease) in Cash and Cash Equivalents	133,514	(21,110)
Cash and Cash Equivalents at Beginning of Year	36,645	57,755
Cash and Cash Equivalents at End of Year	$170,159	$36,645
Net Cash Paid During the Year:
Interest Expense	$1,452	$10,447
Income Taxes	$53,602	$29,000

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	Unaudited
	Three Months Ended
	December 31, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$629,950	$—	$—	$629,950
Interest and Fees on Loans Receivable	—	16,308	285	16,593
Total Revenues	$629,950	$16,308	$285	$646,543

	Unaudited
	Three Months Ended
	December 31, 2020
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$594,017	$—	$—	$594,017
Interest and Fees on Loans Receivable	—	11,635	—	11,635
Total Revenues	$594,017	$11,635	$—	$605,652

PROG Holdings, Inc.
Twelve Months Revenues by Segment
(In thousands)

	Twelve Months Ended
	December 31, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$2,619,005	$—	$—	$2,619,005
Interest and Fees on Loans Receivable	—	58,462	453	58,915
Total Revenues	$2,619,005	$58,462	$453	$2,677,920

	Twelve Months Ended
	December 31, 2020
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$2,443,405	$—	$—	$2,443,405
Interest and Fees on Loans Receivable	—	41,190	—	41,190
Total Revenues	$2,443,405	$41,190	$—	$2,484,595

Use of Non-GAAP Financial Information:
Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for the three and twelve months ended December 31, 2021 and the Company's full year 2022 outlook, exclude intangible amortization expense, acquisition related transaction costs, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for the three and twelve months ended December 31, 2020 exclude intangible amortization expense, restructuring expenses, separation related charges from our spin-off of Aaron's Business, insurance recoveries for legal and regulatory fees incurred related to Progressive Leasing's 2020 FTC settlement, and income tax benefits from our revaluation of net operating loss carrybacks resulting from the CARES Act. The amounts for these after-tax non-GAAP adjustments, which are tax effected using our statutory tax rate, can be found in the reconciliation of net earnings from continuing operations and earnings from continuing operations per share assuming dilution to non-GAAP net earnings from continuing operations and earnings from continuing operations per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings from continuing operations before interest expense, net, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three and twelve months ended December 31, 2021 and 2020 also excludes stock-based compensation expense, restructuring expenses, acquisition related transaction costs, separation related charges from our spin-off of Aaron's Business, and insurance recoveries for legal and regulatory fees incurred related to Progressive Leasing's 2020 FTC settlement. The amounts for these pre-tax non-GAAP adjustments can be found in the three and twelve-month segment EBITDA tables in this press release. Adjusted EBITDA for the Company's full year 2022 outlook is calculated as projected earnings before interest expense, interest income, depreciation on property, plant and equipment, amortization of intangible assets, income taxes, and stock-based compensation.
Management believes that non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.

Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings from continuing operations and diluted earnings from continuing operations per share and the GAAP revenues and earnings from continuing operations before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,
	2021
Net Earnings from Continuing Operations	$79,488	$68,837	$57,413	$37,819	$243,557
Add: Intangible Amortization Expense	5,421	5,421	5,723	5,724	22,289
Add: Transaction Expense	—	561	—	—	561
Less: Tax Impact of Adjustments(1)	(1,409)	(1,555)	(1,488)	(1,488)	(5,940)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	—	—	1,040	350	1,390
Non-GAAP Net Earnings from Continuing Operations	$83,500	$73,264	$62,688	$42,405	$261,857
Earnings from Continuing Operations Per Share Assuming Dilution	$1.16	$1.02	$0.86	$0.59	$3.67
Add: Intangible Amortization Expense	0.08	0.08	0.09	0.09	0.34
Add: Transaction Expense	—	0.01	—	—	0.01
Less: Tax Impact of Adjustments(1)	(0.02)	(0.02)	(0.02)	(0.02)	(0.09)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	—	—	0.02	0.01	0.02
Non-GAAP Earnings from Continuing Operations Per Share Assuming Dilution(2)	$1.22	$1.09	$0.94	$0.67	$3.94
Weighted Average Shares Outstanding Assuming Dilution	68,260	67,329	66,385	63,739	66,416
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26.0%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution from Continuing Operations
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,
	2020
Net Earnings from Continuing Operations	$57,682	$58,997	$74,643	$42,305	$233,627
Add: Intangible Amortization Expense	5,566	5,566	5,565	5,444	22,141
Add: Separation Costs	—	—	2,443	2,293	4,736
Add: Separation Costs - Executive Stock Compensation Acceleration(1)	—	—	—	13,217	13,217
Less: Legal and Regulatory Insurance Recoveries	—	—	(835)	—	(835)
Add: Restructuring Expense	—	238	—	—	238
Less: Tax Impact of Adjustments(1)	(1,447)	(1,509)	(1,865)	(2,012)	(6,833)
Less: NOL Carryback Revaluation	(34,190)	(1,350)	—	—	(35,540)
Add: Valuation Allowance on Foreign Tax Credits	—	—	—	4,034	4,034
Non-GAAP Net Earnings from Continuing Operations	$27,611	$61,942	$79,951	$65,281	$234,785
Earnings from Continuing Operations Per Share Assuming Dilution	$0.85	$0.87	$1.10	$0.62	$3.43
Add: Intangible Amortization Expense	0.08	0.08	0.08	0.08	0.33
Add: Separation Costs	—	—	0.04	0.03	0.07
Add: Separation Costs - Executive Stock Compensation Acceleration(1)	—	—	—	0.19	0.19
Less: Legal and Regulatory Insurance Recoveries	—	—	(0.01)	—	(0.01)
Add: Restructuring Expense	—	—	—	—	—
Less: Tax Impact of Adjustments(1)	(0.02)	(0.02)	(0.03)	(0.03)	(0.10)
Less: NOL Carryback Revaluation	(0.50)	(0.02)	—	—	(0.52)
Add: Valuation Allowance on Foreign Tax Credits	—	—	—	0.06	0.06
Non-GAAP Earnings from Continuing Operations Per Share Assuming Dilution(2)	$0.41	$0.92	$1.17	$0.95	$3.45
Weighted Average Shares Outstanding Assuming Dilution	67,864	67,523	68,155	68,537	68,022
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26.0%, except for the separation costs related to executive stock compensation acceleration which did not result in a current or deferred tax benefit.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	Unaudited
	Three Months Ended
	December 31, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings from Continuing Operations				$37,819
Income Taxes(1)				15,038
Earnings (Loss) from Continuing Operations Before Income Taxes	$50,998	$8,092	$(6,233)	52,857
Interest Expense	3,788	143	—	3,931
Depreciation	2,825	224	29	3,078
Amortization	5,421	—	303	5,724
EBITDA	63,032	8,459	(5,901)	65,590
Stock-Based Compensation	3,327	78	3,141	6,546
Adjusted EBITDA	$66,359	$8,537	$(2,760)	$72,136
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	Unaudited
	Three Months Ended
	December 31, 2020
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Earnings from Continuing Operations				$42,305
Income Taxes(1)				24,034
Earnings (Loss) from Continuing Operations Before Income Taxes	$88,134	$(3,307)	$(18,488)	66,339
Interest Expense	187	—	—	187
Depreciation	2,356	192	—	2,548
Amortization	5,421	23	—	5,444
EBITDA	96,098	(3,092)	(18,488)	74,518
Stock-Based Compensation	3,518	46	1,007	4,571
Separation Costs	572	—	14,938	15,510
Adjusted EBITDA	$100,188	$(3,046)	$(2,543)	$94,599
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings Inc.
Non-GAAP Financial Information
Twelve Month Segment EBITDA
(In thousands)

	Twelve Months Ended
	December 31, 2021
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings from Continuing Operations				$243,557
Income Taxes(1)				84,647
Earnings (Loss) from Continuing Operations Before Income Taxes	$319,126	$20,223	$(11,145)	328,204
Interest Expense	4,850	473	—	5,323
Depreciation	10,078	849	42	10,969
Amortization	21,684	—	605	22,289
EBITDA	355,738	21,545	(10,498)	366,785
Stock-Based Compensation	14,919	287	6,143	21,349
Transaction Expense	561	—	—	561
Adjusted EBITDA	$371,218	$21,832	$(4,355)	$388,695
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	Twelve Months Ended
	December 31, 2020
	Progressive Leasing	Vive	Unallocated Corporate Expenses	Consolidated Total
Net Earnings from Continuing Operations				$233,627
Income Taxes(1)				37,949
Earnings (Loss) from Continuing Operations Before Income Taxes	$320,636	$(11,180)	$(37,880)	271,576
Interest Expense	187	—	—	187
Depreciation	8,864	815	—	9,679
Amortization	21,683	458	—	22,141
EBITDA	351,370	(9,907)	(37,880)	303,583
Insurance Recoveries Related to Legal and Regulatory Expenses	(835)	—	—	(835)
Stock-Based Compensation	12,455	367	7,581	20,403
Restructuring Expenses, Net	—	—	238	238
Separation Costs	2,337	—	15,616	17,953
Adjusted EBITDA	$365,327	$(9,540)	$(14,445)	$341,342
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,
	2021
Progressive Leasing	$510,046	$505,971	$493,277	$634,654	$2,143,948
Vive	55,898	51,701	49,085	42,455	199,139
Other	—	—	2,655	5,996	8,651
Total	$565,944	$557,672	$545,017	$683,105	$2,351,738

	Three Months Ended				Year Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Dec 31,
	2020
Progressive Leasing	$462,025	$404,018	$448,843	$536,422	$1,851,308
Vive	25,376	21,536	37,883	45,956	130,751
Other	—	—	—	—	—
Total	$487,401	$425,554	$486,726	$582,378	$1,982,059

Reconciliation of Full Year 2022 Outlook for Adjusted EBITDA
(In thousands)

	Full Year 2022 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$165,000 - $189,000
Taxes(1)				60,000 - 66,000
Projected Earnings (Loss) Before Taxes	$245,000 - $263,000	$9,000 - $13,000	$(29,000) - $(21,000)	225,000 - 255,000
Interest Expense	37,000	—	—	37,000
Depreciation	10,000	1,000	—	11,000
Amortization	21,000	—	1,000	22,000
Projected EBITDA	313,000 - 331,000	10,000 - 14,000	(28,000) - (20,000)	295,000 - 325,000
Stock-Based Compensation	17,000 - 19,000	0 - 1,000	5,000 - 8,000	25,000
Projected Adjusted EBITDA	$330,000 - $350,000	$10,000 - $15,000	$(20,000) - $(15,000)	$320,000 - $350,000
(1)     Taxes are calculated on a consolidated basis and are not identifiable by Company segments.

Reconciliation of Full Year 2022 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2022 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.90	$3.35
Add: Projected Intangible Amortization Expense	0.31	0.31
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.04	0.04
Projected Non-GAAP Earnings Per Share Assuming Dilution	$3.25	$3.70